FILED PURSUANT TO RULE 424(B)(3)

File Number 333-135538

SUNGARD DATA SYSTEMS INC.

SUPPLEMENT NO. 4 TO

MARKET-MAKING PROSPECTUS DATED

AUGUST 9, 2006

THE DATE OF THIS SUPPLEMENT IS NOVEMBER 16, 2006

ON NOVEMBER 16, 2006, SUNGARD DATA SYSTEMS INC. FILED THE ATTACHED

CURRENT REPORT ON FORM 8-K/A

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): September 12, 2006

SUNGARD® DATA SYSTEMS INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-12989	51-0267091
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

680 EAST SWEDESFORD ROAD, WAYNE, PENNSYLVANIA	19087
(Address of Principal Executive Offices)	(Zip Code)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE: 484-582-2000

Not Applicable

(Former Name and Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 18, 2006, SunGard Data Systems Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) announcing that James L. Mann had been elected to the Company’s Board of Directors on September 12, 2006. At the time of Mr. Mann’s election, no decision had been made as to his Board Committee assignment. This amendment to the Original 8-K is being filed to announce that on November 14, 2006, the Company’s Board of Directors appointed Mr. Mann to serve as a member of the Data Center Oversight Committee of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNGARD DATA SYSTEMS INC.

Date: November 16, 2006	By:	/s/ Victoria E. Silbey
Victoria E. Silbey
Senior Vice President - Legal and General Counsel